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                                                                      Exhibit 11

                               KAYDON CORPORATION
          CALCULATION OF PRIMARY AND FULLY  DILUTED EARNINGS PER SHARE
        THREE MONTHS AND SIX MONTHS ENDED JULY 2, 1994 AND JULY 3, 1993


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- - ---------------------------------------------------------------------------------------------------------------------

                                                      THREE MONTHS ENDED                       SIX MONTHS ENDED
                                              July 2, 1994      July 3, 1993         July 2, 1994        July 3, 1993
                                              ------------      ------------         ------------        ------------
Primary Earnings Per Share:
- - --------------------------

Net income                                    $ 8,023,000        $ 7,013,000          $13,215,000        $13,783,000
                                              -----------        -----------          -----------        -----------


Weighted average common
  shares outstanding                           16,690,000         17,437,000           16,690,000         17,437,000

Net common shares issuable in respect
  to common stock equivalents, with
  a dilutive effect                                47,000             90,000               39,000             96,000
                                              -----------        -----------          -----------        -----------

Total weighted average common and
  common share equivalents                     16,737,000         17,527,000           16,729,000         17,533,000

Primary earnings per common share             $      0.48        $      0.40          $      0.79        $      0.79




Fully Diluted Earnings Per Share:
- - --------------------------------

Net income                                    $ 8,023,000        $ 7,013,000          $13,215,000        $13,783,000
                                              -----------        -----------          -----------        -----------


Weighted average common
  shares outstanding                           16,690,000         17,437,000           16,690,000         17,437,000

Net common shares issuable in respect
  to common stock equivalents, with
  a dilutive effect                                47,000             93,000               48,000             98,000
                                              -----------        -----------          -----------        -----------

Total weighted average common and
  common share equivalent                      16,737,000         17,530,000           16,738,000         17,535,000

Fully diluted earnings per common share       $      0.48        $      0.40          $      0.79        $      0.79

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